Exhibit 99.3
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

IN RE OKTA, INC. STOCKHOLDER DERIVATIVE LITIGATION ___________________________________ This Document Relates To:	Lead Case No. 3:22-cv-07480-SI (Consolidated with Case No. 3:22-cv-08627-SI)
ALL ACTIONS.	NOTICE OF PROPOSED DERIVATIVE SETTLEMENT The Hon. Susan Illston

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE MATTERS
TO:     ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF OKTA, INC. (“OKTA” OR “THE COMPANY”) AS OF JUNE 26, 2025 (THE “RECORD DATE”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

IF YOU HOLD OKTA COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE MATTERS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON

REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THE DERIVATIVE MATTERS ARE NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT. THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

Notice is hereby provided to you of the proposed Settlement1 of the above-captioned derivative lawsuit and certain other Derivative Matters. This Notice is provided by order of the United States District Court for the Northern District of California (the “Court”). It is not an expression of any opinion by the Court. It is to notify Current Okta Stockholders of the terms of the proposed Settlement of the Derivative Matters.
I.WHY THIS NOTICE HAS BEEN POSTED AND FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION
This Notice is intended to notify all Okta stockholders affected by the settlement of a consolidated stockholder derivative action styled In re Okta, Inc. Derivative Litigation, Lead Case No. 3:22-cv-07480-SI (N. D. Cal.) (the “California Federal Action”) and all related Derivative Matters (as defined below) of the Proposed Settlement of Stockholder Derivative Matters, Hearing Thereon, and Right to Appear (the “Notice”). The following Settling Parties (defined herein) through their respective counsel have agreed upon terms to settle the Derivative Matters and have signed the written Stipulation setting forth the terms of the Settlement: (i) stockholders Ryan O’Dell and the LR Trust, plaintiffs in the California Federal Action; (ii) stockholder Austin Buono, plaintiff in the derivative action filed on behalf of Okta styled Buono v. McKinnon, et al., Case No. 1:23-cv-00413-CFC (D. Del.) (the “Buono Action”); (iii)
1 The capitalized terms used in this Notice and not otherwise defined herein are defined in the Stipulation and Agreement of Settlement (“Stipulation”) (dated June 26, 2025).

stockholder Tony Nasr, plaintiff in the derivative action filed on behalf of Okta styled Nasr v. McKinnon, et al., Case No. 1:24-cv-00106-CFC (D. Del.) (the “Nasr Action,” and, together with the Buono Action, the “Delaware Federal Actions”); (iv) stockholders Michelle Duprat and Salvatore Grimaldi, plaintiffs in the derivative action filed on behalf of Okta styled In re Okta, Inc. Stockholder Derivative Litigation., C.A. No. 2024-0685-PAF (Del. Ch.) (the “Delaware Chancery Action”), who previously served books and records demands on the Company pursuant to 8 Del. C. § 220 (“Section 220”); (iii) stockholder Leo Shumacher, who served a litigation demand on Okta’s Board of Directors (the “Board”) and who also previously served a books and records demand on the Company pursuant to Section 220; (iv) stockholder Bruce Taylor (with Leo Shumacher, the “Demanding Stockholders”), who served a litigation demand on the Board (the California Federal Action, the Delaware Federal Actions, the Delaware Chancery Action, and the Demanding Stockholders’ respective demands are collectively referred to as the “Derivative Matters,” and the plaintiffs in the California Federal Action, the Delaware Federal Actions, and the Delaware Chancery Action, along with the Demanding Stockholders, are collectively referred to as the “Settling Stockholders”); (v) Todd McKinnon, Brett Tighe, Christopher K. Kramer, Frederic Kerrest, Shellye Archambeau, Robert L. Dixon, Jr., Patrick Grady, Ben Horowitz, Rebecca Saeger, Michael Stankey, Jeff Epstein, Jonathan T. Runyan, Susan St. Ledger, Michelle Wilson, Emilie Choi, Eugenio Pace, and David Bradbury (collectively, the “Individual Defendants”); and (vi) nominal defendant Okta (together with the Individual Defendants, the “Settling Defendants”) (the Settling Stockholders and the Settling Defendants are collectively referred to as the “Settling Parties”).
On October 24, 2025, at 10:00 a.m., the Court will hold a hearing (the “Settlement Hearing”) by videoconference. The purpose of the Settlement Hearing is to determine: (i)

whether the Settlement of the Derivative Matters on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to Okta and Current Okta Stockholders, and should be finally approved by the Court; (ii) whether a Judgment as provided in, and attached as Exhibit D to the Stipulation should be entered; (iii) whether to approve the payment of the Fee and Expense Amount (defined herein) in the amount negotiated by the Settling Parties and Service Awards (defined herein) for the Settling Stockholders to be drawn therefrom; and (iv) such other matters as may be necessary or proper in the circumstances.
II.SUMMARY OF THE LITIGATION
A.The California Federal Action
On November 28, 2022, Stockholder O’Dell filed the first action comprising the California Federal Action in the Court derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for violations of Section 10(b) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 promulgated thereunder, and for breach of fiduciary duty, unjust enrichment, aiding and abetting breach of fiduciary duty, and waste of corporate assets under Delaware law. On December 13, 2022, Stockholder LR Trust filed the second action comprising the California Federal Action in the Court on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for violations of Section 14(a) of the Exchange Act, and for breach of fiduciary duty, contribution and indemnification, aiding and abetting, and gross mismanagement under Delaware law.
On February 22, 2023, the Court granted the parties’ stipulation consolidating the two actions into the California Federal Action and providing for a stay of the California Federal Action pending resolution of a then-pending motion to dismiss in the related securities class action styled In re Okta, Inc., Securities Litigation, Case No. 3:22-cv-02990-SI (N.D. Ca.) (the

“Securities Class Action”). On March 31, 2023, the Court entered an order granting in part and denying in part the motion to dismiss in the Securities Class Action. Thereafter, on May 9, 2023, the Court granted the California Federal Action parties’ subsequent stipulation providing for a stay of the California Federal Action through the close of discovery in the Securities Class Action.
On March 12, 2024, after entering into a mutually negotiated confidentiality agreement, Defendants produced to plaintiffs in the California Federal Action copies of 1,174 pages of non-privileged, confidential, Company documents that Okta had compiled in response to a Section 220 books and records demand from certain of the Settling Stockholders. On May 21, 2024, Defendants produced to plaintiffs in the California Federal Action copies of additional non-privileged, confidential, Company documents (of more than 700 pages, for a total nearing 2,000 pages) that Okta had compiled in response to a Section 220 books and records demand from certain of the Settling Stockholders. Thereafter, plaintiffs in the California Federal Action began preparing an amended consolidated complaint, which was not filed because the Settling Parties entered into settlement discussions regarding the Derivative Matters.
B.The Delaware Federal Actions
On April 14, 2023, Stockholder Buono filed the Buono Action in the United States District Court for the District of Delaware (“Delaware Federal Court”) derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for violations of Section 14(a) of the Exchange Act, and for breach of fiduciary duty and aiding and abetting breach of fiduciary duty under Delaware law. On May 31, 2023, the Delaware Federal Court granted the parties’ stipulation providing for a stay of the Buono Action through the close of discovery in the Securities Class Action.

On January 25, 2024, Stockholder Nasr filed the related Nasr Action in the Delaware Federal Court derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants, alleging claims for breach of fiduciary duty and unjust enrichment under Delaware law. On March 18, 2024, the Delaware Federal Court granted the defendants’ unopposed motion to stay the Delaware Federal Actions through the close of discovery in the Securities Class Action.
On March 13, 2024, after entering into a mutually negotiated confidentiality agreement, Defendants produced to plaintiffs in the Delaware Federal Actions copies of the 1,174 pages of non-privileged, confidential, Company documents that Okta had compiled in response to a Section 220 books and records demand from certain of the Settling Stockholders. On May 21, 2024, Defendants produced to plaintiffs in the Delaware Federal Actions copies of additional non-privileged, confidential, Company documents (of more than 700 pages, for a total nearing 2,000 pages) that Okta had compiled in response to a Section 220 books and records demand from certain of the Settling Stockholders.
C.The Delaware Chancery Action
On February 2, 2024, Stockholder Grimaldi sent Okta a letter seeking production of books and records pursuant Section 220. After entering into a mutually negotiated confidentiality agreement, Okta produced more than 1,900 pages of responsive documents (the “220 Documents”). On June 25, 2024, utilizing the 220 Documents, Stockholder Grimaldi filed the first action comprising the Delaware Chancery Action in the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”) derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for breach of fiduciary duty and unjust enrichment. On July 18, 2024, the Delaware Chancery Court granted the parties’

stipulation providing for a stay of the Grimaldi action until the then-pending settlement of the Securities Class Action was approved or denied by a final, non-appealable order from the Court.
On February 28, 2023, stockholder Duprat sent Okta a letter seeking production of books and records pursuant to Section 220. After entering into a mutually negotiated confidentiality agreement, Okta produced 1,174 pages of non-privileged, confidential, Company documents pursuant to Section 220. On October 18, 2024, utilizing those confidential documents, Stockholder Duprat filed the second action comprising the Delaware Chancery Action in the Delaware Chancery Court derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for breach of fiduciary duty and unjust enrichment.
On November 8, 2024, the Delaware Chancery Court granted the parties’ stipulation consolidating the two actions into the Delaware Chancery Action, designating Stockholder Grimaldi’s complaint as the operative complaint for the Delaware Chancery Action, and providing for a stay of the Delaware Chancery Action until the settlement of the Securities Class Action was approved or denied by a final, non-appealable order from the Court.
D.The Demanding Stockholders
On October 23, 2023, Stockholder Shumacher sent Okta a letter seeking production of books and records pursuant to Section 220. On March 9, 2024, after entering into a mutually negotiated confidentiality agreement, Okta produced nearly 1,174 pages of non-privileged, confidential, Company documents in response to Shumacher’s Section 220 demand. On October 18, 2024, Shumacher sent a letter to the Board demanding that the Company initiate legal action against certain of its officers and directors for the misconduct alleged in Shumacher’s demand letter, which incorporated confidential information gathered from his Section 220 demand.

On December 12, 2023, Taylor sent a letter to the Board demanding that the Company initiate legal action against certain of its officers and directors for the misconduct alleged in Taylor’s demand letter.
E.Mediation
On March 25, 2024, Co-Lead Counsel in the California Federal Action and counsel for plaintiffs in the Delaware Federal Actions, along with counsel for Okta and certain of the Individual Defendants, participated in a full day, in person mediation session in New York City before the Mediator, who also served as Mediator in the Securities Class Action. In advance of the March 25, 2024 mediation, Defendants produced 511 pages of documents to plaintiffs in the California Federal Action and the Delaware Federal Actions subject to the mediation privilege, and the California Federal Action plaintiffs, with the assistance of their expert, Jerry Bessette, Chief Operating Officer of Cyber Defense Labs, provided Okta and the Individual Defendants with: (i) a settlement demand with proposed reforms aimed at strengthening the Company’s internal controls and corporate governance practices to prevent recurrence of the alleged misconduct and alleged damage to the Company at issue in the Derivative Matters; (ii) information requests concerning matters that plaintiffs in the California Federal Action viewed as relevant to the Derivative Matters and the reforms being negotiated; and (iii) a detailed mediation statement setting out the California Federal Action plaintiffs’ positions regarding the alleged misconduct, damages, and arguments at issue in the case. Plaintiffs in the Delaware Federal Actions likewise submitted a detailed mediation statement setting out their positions regarding the alleged misconduct, damages, and arguments at issue in their cases, as well as a settlement demand (which included proposed reforms aimed at strengthening the Company’s internal controls and corporate governance practices to prevent recurrence of the alleged damage to the Company at issue in the Derivative Matters).
While no resolution was reached at the March 25, 2024 mediation session, the parties continued discussing a potential settlement thereafter and engaged in frank discussions regarding the strengths and weaknesses of the claims and defenses at issue, with the facilitation and involvement of the Mediator, as necessary.
On May 23, 2024, Grimaldi provided Okta and the Individual Defendants with a settlement demand with proposed reforms aimed at strengthening the Company’s internal controls and corporate governance practices to prevent recurrence of the alleged damage to the Company at issue in the Derivative Matters, as well as certain information and document requests.
On June 26, 2024, all Settling Parties participated in a joint video conference with the Mediator, during which the Settling Parties continued to debate their positions regarding the strengths and weaknesses of the claims and defenses at issue in the Derivative Matters, but no resolution was reached during that conference.
Thereafter, the Settling Parties, with the assistance of the Mediator, continued to exchange information, documents, and detailed written settlement proposals and counter-proposals, debating the merits of the proposals in numerous communications between the Settling Parties’ Counsel and the Mediator. From July to September 2024, Settling Stockholders’ Counsel had numerous discussions with Settling Defendants’ Counsel and the Mediator regarding settlement issues and to request additional information. On September 20, 2024, Settling Stockholders’ Counsel were provided with information on a confidential basis specifically directed at certain of the issues in the Derivative Matters.

Following further negotiations and the exchange of written proposals, on December 12, 2024, the Settling Parties reached an agreement in principle on the material terms for the Settlement, and thereafter negotiated the terms of a written memorandum of understanding (“MOU”) outlining the material terms and conditions for the release of all claims asserted in the Derivative Matters in consideration for the Company’s agreement to adopt, implement, and/or maintain the corporate governance practices, policies and procedures, internal controls and Board composition reforms as set forth below in ¶ 2.2 of the Stipulation (the “Reforms”). On January 10, 2025, the Settling Parties signed the MOU outlining the material terms and conditions of the proposed Settlement. The Settling Parties believe that the proposed Settlement is in the best interests of Okta and Current Okta Stockholders (as defined in ¶ 1.4 of the Stipulation).
The Settling Parties then commenced negotiations facilitated by the Mediator regarding reasonable attorneys’ fees and expenses to be paid to Settling Stockholders’ Counsel, subject to Court approval, in consideration for the substantial benefits conferred upon Okta and Current Okta Stockholders by the Reforms. Following the exchange of various written proposals, the Settling Parties ultimately agreed to a subsequent mediation session regarding attorneys’ fees and expenses, after which the Mediator made a double-blind recommendation that was accepted by the Settling Parties on April 14, 2025.
III.TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are set forth in the Stipulation and summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Stipulation, which has been filed with the Court and is also available for viewing on the Investor Relations page of Okta’s website at https://investor.okta.com/financials/sec-filings/default.aspx.
The Settling Parties acknowledge and agree that the Settling Stockholders’ litigation and settlement efforts in the Derivative Matters caused the Board’s agreement to adopt, implement, and maintain the Reforms set forth in ¶ 2.2 of the Stipulation and was a substantial factor in the Board’s agreement to adopt the Reforms that were made following the initiation of the Derivative Matters set forth in ¶ 2.3 of the Stipulation. The Settling Parties further acknowledge and agree that these Reforms confer substantial benefits on the Company and Current Okta Stockholders and that the Settlement on the terms set forth in the Stipulation is in all respects fair, reasonable, and adequate, and serves the best interests of the Company and Current Okta Stockholders.
Within sixty (60) calendar days after entry of Final Judgment by the Court approving the Settlement or at the Board’s next regularly-scheduled meeting following entry of the Final Judgment, whichever is earlier, the Board shall take all necessary and appropriate action to adopt, implement, and maintain for a period of not less than five (5) years (the “Commitment Term”), the following Reforms, which are also set forth in ¶ 2.2 of the Stipulation:
A.    Insider Trading Policy
i.    Filing: Okta will file its Insider Trading Policy as an exhibit to its Annual Report on Form 10-K (“Annual Report”) and will include the date of its most recent amendment. Okta will also post its Insider Trading Policy on its Investor Relations website after Okta files the Insider Trading Policy as an exhibit to its Annual Report. Okta will also file its Special Trading Procedures for Designated Persons (“Trading Procedures”) referenced in the Insider Trading Policy with its Annual Report.

ii.     Amendments: Okta’s Insider Trading Policy, Rule 10b5-1 Policy, and Trading Procedures, shall, as warranted, be amended as follows:
a.Okta’s Audit Committee, in conjunction with the Chief Legal Officer or her/his designee, will review the Insider Trading Policy annually and amend the Insider Trading Policy as warranted to ensure that it remains up to date with insider trading laws and regulations;
b.All trades by Directors and Section 16 Officers must be made pursuant to Rule 10b5-1 plans or pre-approved by the Chief Legal Officer or her/his designee;
c.Any proposed Rule 10b5-1 plan or any amendments made to an approved Rule 10b5-1 plan, in each case for Directors or Section 16 Officers, must be approved by the Chief Legal Officer or her/his designee at least forty-five (45) calendar days in advance of any trades thereunder and submitted to Okta’s Legal Department for review when no blackout period is in effect;
d.All Rule 10b5-1 plans must be entered into in good faith by the plan enrollee at a time when said enrollee was not in possession of material non-public information about Okta;
e.The adoption by any Directors or Section 16 Officers of a Rule 10b5-1 trading plan and its terms, including the aggregate number of shares involved, shall be publicly reported in Okta’s quarterly reports on Form 10-Q and/or Annual Report; and
f.Any Rule 10b5-1 trading plan shall have a minimum length of six (6) months (subject to earlier completion if all shares under the plan are sold), shall not be subject to cancellation without proper consultation with Okta’s Chief Legal Officer or her/his designee, and shall provide that any modification may be made only when no blackout period is in effect, and may not be modified while an insider is in the possession of any material, non-public information.
B.    Disclosure Committee
i.    Amendments: Okta will amend its Disclosure Committee charter:
a.To provide that a Disclosure Committee report will be provided to the Audit Committee on a quarterly basis, including whether there are any concerns regarding disclosure issues;
b.To provide that “the Disclosure Committee shall have full access to all Company books, records, facilities, personnel and employees, including independent auditors, as necessary to perform its role under this charter” (language in bold and italics being added to current charter language);

c.As warranted, to require that the Disclosure Committee work with the Audit Committee to ensure timely evaluation and accurate public disclosure of material information required to be disclosed in its SEC periodic reports under the Exchange Act, as amended, concerning: (1) integration of any material acquired companies into Okta’s operations; (2) actual or expected headcounts, training, promotions, and attrition of Company employees; (3) any material security breaches that occurred or were detected, including such incidents’ impact on Okta; (4) material information regarding Okta’s cybersecurity risk management, strategy, and governance; (5) Okta’s actual financial results and any material known trends, demands, commitments, events or uncertainties; and (6) the efficacy of Okta’s internal controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act).
ii.    Record Keeping: The Disclosure Committee shall maintain records of each regular or other meeting of the Disclosure Committee, including minutes and materials for a period of not less than five (5) years following each meeting.
C.    Audit Committee
i.    Procedures: The Audit Committee will adopt procedures, including amending its charter, as warranted, that require it to:
a.Exercise oversight over Okta’s internal controls over accounting and financial reporting processes and systems, procedures designed to identify instances of fraud, and Okta’s financial statements and reports;
b.Review draft scripts (i.e., prepared remarks) for earnings calls prior to the earnings call to ensure that the proposed public statements by Okta do not include any untrue statement of a material fact or omit a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;
c.Obtain input from management concerning Okta’s periodic reporting on: (i) Okta’s internal controls; (ii) accounting policies; (iii) Okta’s cybersecurity risk management, strategy, and governance; and (iv) any other material matters required to be disclosed under state and federal securities laws and regulations;
d.Review and pre-approve Okta’s Form 10-Qs and Form 10-Ks prior to filing such reports with the SEC;
e.Review the Code of Conduct at least annually;
f.Obtain quarterly updates from the Chief Legal Officer and/or Chief Compliance Officer regarding Okta’s compliance with applicable laws;
g.Receive reports on a regular basis (no less than quarterly) through meeting of the Board regarding recent meetings with the Cybersecurity Risk Committee and ensure that appropriate disclosures, to the extent required by the Exchange Act, are made in Okta’s periodic reports with the SEC concerning these matters;
h.Coordinate with the Cybersecurity Risk Committee in its oversight of the effectiveness of Okta’s cybersecurity program, data privacy program and its practices for identifying, assessing and mitigating cybersecurity risks across the Company, including the security of its products, services and information technology environments, including monitoring and analysis of the threat environment, vulnerability assessments, and third-party cybersecurity risks, as well as review, advise on, and make recommendations to the Board, as appropriate, regarding cybersecurity;
i.Receive updates, at least quarterly from Okta’s Internal Audit and Legal teams; and

j.Have at least one (1) member that is a “financial expert” as defined by the SEC.
ii.    Transcript Review: Okta’s Investor Relations group will review transcripts of each earnings call with financial analysts and investors and will review related financial analyst reports and, as appropriate, summarize themes and sentiment to Okta’s management and the Audit Committee.
D.    Cybersecurity Risk Committee: Okta will add the Cybersecurity Risk Committee and its members to the chart showing the composition of Okta-board committees on the Investor Relations portion of Okta’s website at: https://investor.okta.com/corporate-governance/committee-composition. The Cybersecurity Risk Committee will adopt procedures, including amending its charter as warranted, that require it to:
i.Meet as often as it determines is appropriate to carry out its responsibilities, but shall meet at least on a quarterly basis, and maintain written minutes regarding the substance of those meetings. Minutes, when approved, shall be available to the full Board;
ii.Obtain reports, on at least a quarterly basis (and more frequently if requested by the committee), from Company management, including the Chief Security Officer, regarding Okta’s cybersecurity program, material cybersecurity risks, known cyberattacks, and data protection;
iii.Report to the Board or consult with the Audit Committee, as appropriate, regarding IT and cybersecurity systems and processes that affect or relate to Okta’s internal controls;
iv.Meet with the Chief Security Officer at least quarterly and receive reports at least annually, or more frequently as warranted, on (i) the effectiveness of Okta’s risk management program related to cybersecurity and practices for identifying, assessing, and mitigating cybersecurity risks, (ii) Okta’s controls to prevent, detect, and respond to cybersecurity attacks or incidents, (iii) cybersecurity resiliency, including cybersecurity crisis preparedness and incident response plans, and (iv) enhancements to Okta’s risk management program related to cybersecurity risks, to enable the Cybersecurity Risk Committee to provide oversight of assessment, management, and mitigation of Okta’s key cybersecurity risks;
v.Coordinate with members of the Board, as warranted, to review, evaluate, and discuss with Okta’s management the quality and effectiveness of Okta’s risk management relating to its cybersecurity program, assessment, and exposures and the actions taken by Okta’s management to monitor, control, and safeguard against such exposures;
vi.Review, advise on, and make recommendations to the Board, as appropriate, regarding cybersecurity;
vii.Provide support to Okta management or the Audit Committee in its oversight of public disclosures concerning cybersecurity risks made by Okta in its SEC periodic reports;
viii.Review its own performance annually;
ix.Report as appropriate to the Board; and
x.Perform any other activities consistent with the Cybersecurity Risk Committee’s charter, Okta’s bylaws, and any other applicable legal or regulatory requirements, as the Cybersecurity Risk Committee or the Board deems appropriate.
E.    Cybersecurity Disclosures
i.    Form 8-K
a.After discovering a cybersecurity incident, Okta will assess, without unreasonable delay, whether the incident was material. To assess the materiality of a cybersecurity incident, Okta shall consult with experts and consultants, as warranted, to provide a thorough analysis.
b.If Okta determines that such an incident was material, Okta will disclose the incident in a Form 8-K within four (4) business days of making the materiality determination. That disclosure will describe the material aspects of the nature, scope, and timing of the incident, as well as the incident’s material impact or reasonably likely material impact (and will disclose if one or more of these required items is not determined or is unavailable at the time of the filing).
c.If any required information is undetermined or unavailable at the time of filing, Okta will file an amendment to the Form 8-K containing such information within four (4) business days after the Company, without unreasonable delay, determines such information, or within four (4) business days after such information becomes available.
ii.    Form 10-K – Okta will disclose in its Annual Report:
a.Its processes for assessing, identifying, and managing material risks from cybersecurity threats;
b.A description of risks, including those resulting from any previous incidents that have materially affected or are reasonably likely to materially affect the Company, including its business strategy, results of operations, or financial condition, and, if so, how;
c.A description of the Board’s oversight of risks from cybersecurity threats, and the committee or subcommittee responsible for oversight of risks from cybersecurity threats and the process for informing the Board and any such committees about such risks; and
d.A description of management’s role in assessing and managing Okta’s material risks from cybersecurity threats.
F.    Chief Security Officer – The Chief Security Officer shall meet with the Cybersecurity Risk Committee at least quarterly and shall report to the Cybersecurity Risk Committee, at least annually, or more frequently as warranted, on the following topics, to enable the Cybersecurity Risk Committee to provide oversight of assessment, management, and mitigation of Okta’s key cybersecurity risks:
i.The effectiveness of Okta’s cybersecurity program and practices for identifying, assessing, and mitigating cybersecurity risks;
ii.Okta’s controls to prevent, detect, and respond to cybersecurity attacks or incidents;
iii.Cybersecurity resiliency, including cybersecurity crisis preparedness and incident response plans; and
iv.Enhancements to Okta’s risk management program related to cybersecurity risks.
G.    Chief Compliance Officer (“CCO”)
i.The CCO shall provide oversight and support for Okta’s global ethics and compliance program.
ii.The responsibilities of the CCO shall include oversight and administration of Okta’s ethics and compliance policies including the Code of Conduct, Anti-Corruption Policy, and Conflict of Interest Policy, collaboration with stakeholders on Okta’s global ethics and compliance program, fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, oversight and management of the Okta reporting hotline, and investigation of potential ethics and compliance concerns.
iii.The CCO shall update the Audit Committee at least quarterly regarding ethics and compliance matters, or substantive allegations of financial fraud, as warranted.
iv.The specific responsibilities and duties of Okta’s CCO shall include the following:
a.Evaluating and defining the goals of Okta’s ethics and compliance programs in light of trends and changes in laws that may affect Okta;
b.Reviewing the Code of Conduct at least annually for review and sign-off by the Audit Committee, and monitoring compliance with such principles;
c.Working with Okta’s stakeholders to evaluate potential compliance risk and mitigation efforts and updating the Audit Committee as appropriate;
d.Overseeing investigations of whistleblower complaints; and
e.Overseeing various ethics and compliance training.
H.    Clawback Policy: Okta will maintain its Compensation Clawback Policy (available at https://www.sec.gov/Archives/edgar/data/1660134/000166013424000025/okta-1312024_ex971 .htm) for at least the duration of the Commitment Term.
I.    Board Updates: Okta’s Chief Security Officer and/or relevant members of management, as appropriate, shall report to the Board or a committee of the Board on a quarterly basis, or more frequently as warranted, regarding material Company developments, including, as appropriate, about: (1) integration of any material acquired companies into Okta’s operations; (2)

actual or expected headcounts, training, promotions, and attrition of Company employees; (3) any significant cybersecurity breaches that occurred or were detected, including such incidents’ perceived impact on Okta; (4) the Company’s data security policies, procedures, controls, and systems, including significant actual or potential vulnerabilities or deficiencies regarding same; (5) the Company’s actual or expected financial performance; and (6) the efficacy of Okta’s internal controls and procedures.
J.    Director Independence: The Nominating and Corporate Governance Committee shall review its internal processes to enhance the new independent director candidate process. The Nominating and Corporate Governance Committee shall retain an independent search company to assist it in identifying and nominating new directors to the Board. The Nominating and Corporate Governance Committee shall identify an objective set of criteria by which to identify and select potential Board candidates.
Additionally, as set forth in ¶ 2.3 of the Stipulation, the Settling Defendants acknowledge that the Derivative Matters and/or Settling Stockholders’ litigation and settlement efforts in the Derivative Matters were a substantial factor in implementing the following Reforms: (a) the Board’s amendments to the “Corporate Governance Guidelines” on September 14, 2023; (b) the Board’s amendments to the Nominating and Corporate Governance Committee Charter on September 14, 2023; (c) the Board’s amendments to the Compensation Committee Charter on June 22, 2023; (d) the establishment of the Board-level Cybersecurity Risk Committee and the Board’s adoption of the Cybersecurity Risk Committee Charter on December 14, 2023; and (e) the Board’s adoption of the Compensation Clawback Policy on October 2, 2023.
The Stipulation also provides for the entry of judgment dismissing with prejudice the California Federal Action, Delaware Federal Actions, and Delaware Chancery Action against

Okta and the Individual Defendants and, as explained in more detail in the Stipulation (see ¶¶ 1.23, 5.1, 4,2, 4.3, 5.3), barring and releasing certain known and unknown claims that have been or could have been brought in any court by Settling Stockholders in the Derivative Matters, or by Okta or Current Okta Stockholders against Okta, the Individual Defendants, and their Related Parties (as defined in ¶ 1.22 of the Stipulation) relating to any of the facts, allegations, claims, transactions, events, matters, occurrences, acts, disclosures, statements, representations, omissions or failures to act which were alleged or could have been alleged or asserted in any of the Derivative Matters. The Stipulation (see ¶ 5.2) further provides that the entry of judgment will bar and release any known or unknown claims that have been or could have been brought in any court by Settling Defendants against Settling Stockholders or Settling Stockholders’ Counsel related to any of the claims or matters that were or could have been alleged or asserted in any of the Derivative Matters or based upon or arising out of the institution, prosecution, assertion, settlement, or resolution of the Derivative Matters.
IV.SETTLING STOCKHOLDERS’ COUNSELS’ FEE AND EXPENSE AMOUNT AND SETTLING STOCKHOLDERS’ SERVICE AWARD
Prior to negotiating and agreeing upon the Fee and Expense Amount, the Settling Parties negotiated and agreed upon the Reforms to be adopted as part of the Settlement. The Settling Parties agree that the Settlement confers substantial benefits upon Okta and Current Okta Stockholders, and that Settling Stockholders’ Counsel are entitled to reasonable attorneys’ fees and reimbursement of expenses in the amount of $2,250,000, subject to the approval of the Court (the “Fee and Expense Amount”). The Fee and Expense Amount includes fees and expenses incurred by Settling Stockholders’ Counsel in connection with the prosecution and settlement of the Derivative Matters. To date, Settling Stockholders’ Counsel have not received any payments for their efforts on behalf of Okta stockholders nor have Settling Stockholders’ Counsel been reimbursed for their out-of-pocket litigation expenses. The Fee and Expense Amount will compensate Settling Stockholders’ Counsel for the substantial benefits achieved in the Derivative Matters, and the risks of undertaking the prosecution of the Derivative Matters on a contingent basis.
Settling Defendants have agreed not to oppose reasonable service awards in the amount of $3,000 to each Settling Stockholder to be paid out of the Fee and Expense Amount in recognition of Settling Stockholders’ efforts to achieve the Settlement’s benefits to the Company, subject to Court approval (the “Service Award”).
V.REASONS AND BENEFITS OF THE SETTLEMENT
Counsel for the Settling Parties believe that the Settlement is in the best interests of Okta, and Current Okta Stockholders.
A.Why Did the Settling Stockholders Agree to Settle?
The Settling Stockholders and Settling Stockholders’ Counsel brought the claims in good faith and continue to believe that the claims asserted in the Derivative Matters have merit. However, the Settling Stockholders and Settling Stockholders’ Counsel recognize and acknowledge the expense, time, and uncertainty inherent in the continued prosecution of their claims in the Derivative Matters through trial and any subsequent appeal(s). The Settling Stockholders and Settling Stockholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Matters, as well as the difficulties and delays inherent in such litigation. The Settling Stockholders and Settling Stockholders’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Matters.

Based upon their investigation, Settling Stockholders and Settling Stockholders’ Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Settling Stockholders, Current Okta Stockholders, and Okta, and in their best interests, and have agreed to settle the claims raised in the Derivative Matters pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Current Okta Stockholders and Okta have received or will receive from the Reforms; (b) the attendant risks of continued litigation; (c) actions taken by the Company and its Board in response to the alleged material misstatements and omissions; and (d) the desirability of permitting the proposed Settlement to be consummated.
In particular, Settling Stockholders and Settling Stockholders’ Counsel considered the significant litigation risk inherent in shareholder derivative litigation. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While Settling Stockholders believe their claims are meritorious, Settling Stockholders acknowledge that there is a substantial risk that the Derivative Matters may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Settling Stockholders and Settling Stockholders’ Counsel believe that, under the circumstances, they have obtained the best possible relief for Okta and Current Okta Stockholders.
B.Why Did the Settling Defendants Agree to Settle?
Settling Defendants have strenuously denied, and continue strenuously to deny, each and every allegation of liability, fault, wrongdoing, and/or damage made against them in the Derivative Matters and assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice. Settling Defendants have thus entered into this Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of litigating the Derivative Matters and to avoid the risks inherent in any complex litigation, and without admitting any wrongdoing, fault, liability and/or damage whatsoever.
VI.SETTLEMENT HEARING
On October 24, 2025, at 10:00 a.m., the Court will hold the Settlement Hearing by videoconference at the following address: https://cand-uscourts.zoomgov.com/ j/1612108939?pwd=RFlsVmV0ZlFYb1ovQzRNTVlXNzcydz09 (Webinar ID: 161 210 8939; Password: 539983). At the Settlement Hearing, the Court will consider whether the Settlement is fair, reasonable and adequate and thus should be finally approved and whether the California Federal Action should be dismissed with prejudice pursuant to the terms and conditions of the Stipulation. The Court also will rule upon the Fee and Expense Amount to Settling Stockholders’ Counsel and Settling Stockholders’ Service Award.
VII.RIGHT TO ATTEND SETTLEMENT HEARING
Any Current Okta Stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing in opposition to the Settlement, the Fee and Expense Amount or the Service Award, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT OKTA STOCKHOLDERS WHO HAVE NOT OBJECTED TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO
You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.
A.You Must Make Detailed Objections in Writing
Any objections must be presented in writing and must contain the following information:
1.Notice of intent to appear at the Settlement Hearing;
2.Your name, legal address, and telephone number;
3.Proof of being a Current Okta Stockholder as of the Record Date and a representation that you continue to own Okta common stock as of the date of the objection and that you intend to continue to own Okta common stock on the date of the Settlement Hearing and shall confirm that continuing ownership at the Settlement Hearing;
4.The date(s) you acquired your Okta shares and the number of Okta shares held;
5.A detailed statement of your specific position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made; and
6.The grounds for each objection or the reasons for your desire to appear and to be heard.
The Court will not consider any objection that does not substantially comply with these requirements. Any counsel retained by a purported objector for the purpose of asserting an objection must make a notice of appearance with the Court by October 10, 2025, which is fourteen (14) calendar days prior to the Settlement Hearing.
B.You Must Timely Deliver Written Objections to Co-Lead Counsel
YOUR WRITTEN OBJECTIONS MUST BE FILED WITH THE COURT NO LATER THAN OCTOBER 10, 2025, WHICH IS FOURTEEN (14) CALENDAR DAYS PRIOR TO THE SETTLEMENT HEARING.
The Court will not consider any objection that is not timely filed with the Court.

    Any person or entity who fails to object or otherwise requests to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Judgment to be entered and the releases to be given.
IX.HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Settling Parties’ Stipulation. It is not a complete statement of the events of the Derivative Matters or the Stipulation. Although the Settling Parties believe that the descriptions about the Settlement that are contained in this Notice are accurate in all material respects, in the event of any inconsistencies between the descriptions in this Notice and the Stipulation, the Stipulation will control.
You may inspect the Stipulation and its Exhibits on Okta’s Investor Relations Page of its website at https://investor.okta.com/financials/sec-filings/default.aspx.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Settling Stockholders’ Counsel at the addresses set forth above.
X.NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS
Brokerage firms, banks and/or other persons or entities who held shares of Okta common stock for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners. If Current Okta Stockholders have questions or comments about the Settlement, they should follow the procedures listed in Section IX.

Dated: August 18, 2025    BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA